Exhibit 10.41
SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made as of this 1st day of November, 2009, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner (“Landlord”), and PRACTICE MANAGEMENT PARTNERS, INC., a Maryland corporation (“Tenant”).
Recitals
     A. Landlord and Tenant entered into a Lease dated April 12, 2007 and a First Amendment To Lease dated January 15, 2008, collectively (the “Lease”), for Suites LL4, 500, 600 and 702 deemed to consist of 33,482 square feet (the “Leased Premises”), which has an address of 11350 McCormick Road, Hunt Valley, Maryland 21031 in Executive Plaza IV in Baltimore County, Maryland (the “Property”).
     B. Landlord and Tenant now desire to amend certain provisions of the Lease to provide Tenant with an extension of its Initial Lease Term.
Agreements
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
     Section 1. Amendment of Lease. The provisions of the Lease are amended as follows:
1.1. Term. Commencing June 1, 2010, the term of the Lease shall be extended for two (2) years and the Expiration Date as set forth in Section 1.A. of the Lease, shall be amended to delete June 30, 2012 and substitute, in lieu thereof, June 30, 2014.
1.2. Rent. Commencing on June 1, 2010 and continuing through June 30, 2014, Tenant shall pay to Landlord annual basic rent of Six Hundred Two Thousand Six Hundred Seventy-Six and 00/100 Dollars ($602,676.00), payable in equal monthly installments of Fifty Thousand Two Hundred Twenty-Three and 00/100 Dollars ($50,223.00).
1.3. Expansion Rent. In the event Tenant expands, during the Initial Lease Term, into additional office space within Executive Plaza I, II, III or IV (the “Additional Leased Premises”) the annual basic rent for the Additional Leased Premises shall be as per the following schedule and shall remain at the corresponding rental rate through June 30, 2014.

Year Of Tenant’s Office Expansion	Additional Leased Premises Rental Rate

6/1/2010 - 5/31/2011	$18.00 per square foot
6/1/2011 - 5/31/2012	$18.54 per square foot
6/1/2012 - 5/31/2013	$19.10 per square foot
6/1/2013 - 5/31/2014	$19.67 per square foot
Landlord and Tenant agree that the above rental rate schedule is based upon Tenant receiving possession of the Additional Leased Premises in as-is condition.
1.4. Electric Submeter. Commencing June 1, 2010 and continuing through the Lease Term, provided Tenant is not in default of the Lease, Landlord agrees to reduce Tenant’s electric cost for Suite LL4 of the Leased Premises in an amount equal to Four Thousand Five Hundred and 00/100 Dollars ($4,500.00) per month or Thirteen Thousand Five Hundred and 00/100 Dollars ($13,500.00) per quarter. For example, in the event the electric costs for Suite LL4 are less than $4,500 per month, Tenant shall have no responsibility for said costs associated with Suite LL4. In the event the electric costs for Suite LL4 exceed $4,500 per month, Tenant shall be responsible for the balance of said costs.
     Section 2. Titles of Sections. The section titles used in this Amendment are for convenience of reference only, and shall not constitute a part of this Amendment nor shall they affect the meaning, construction or effect of this Amendment or the Lease.
     Section 3. Definitions. Unless otherwise set forth in this Amendment, all capitalized terms shall have the same meaning ascribed to them in the Lease.
     Section 4. Interpretation. All other terms, covenants and conditions of the Lease shall remain unchanged and continue in full force and effect except as such terms, covenants and conditions have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.
     Section 5. Representations. Tenant hereby represents and warrants to Landlord that, as of the date hereof, it (i) is the sole legal and beneficial owner of all of the right, title and interest granted to it by the provisions of the Lease, (ii) has not sold, transferred or encumbered any or all of such right, title or interest, and (iii) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title, and interest, without the necessity of having any other person’s consent thereto or joinder therein.
     Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.
     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal on their behalf by their duly authorized representative, as of the date first above written.

WITNESS/ATTEST:	Landlord:

HILL MANAGEMENT SERVICES, INC. agent for the owner

	By:	/s/ Anthony E. Giulio	(SEAL)

Anthony E. Giulio, President
Date: 11/30/09

WITNESS/ATTEST:	Tenant:

PRACTICE MANAGEMENT PARTNERS, INC.

	By:	/s/ Donald S. Good Jr.	(SEAL)

Printed Name: Donald S. Good Jr.
Title: President
Date: 11-25-09

2